Exhibit 99.1

Protalix BioTherapeutics Sets Record Date for Annual Meeting of Shareholders

CARMIEL, Israel – November 29, 2007 – Protalix BioTherapeutics, Inc. (Amex: PLX), today announced that its board of directors has set the close of business on December 24, 2007, as the record date for shareholders entitled to receive notice of, and to vote at, the Company’s 2007 Annual Meeting of Shareholders. It is currently anticipated that the Company’s 2007 Annual Meeting of Shareholders will be held on January 31, 2008, in Tel Aviv, Israel.

As the Company did not file a proxy statement in 2006, the deadline for submitting a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be considered for inclusion in the Company’s proxy statement for the 2007 Annual Meeting of Shareholders and for submitting a “timely” proposal for purposes of Rule 14a-4(c) under the Exchange Act has been extended through December 24, 2007. In order for a proposal to be considered timely, it must be received by the Company on or prior to such date at its principal executive offices at 2 Snunit Street, Science Park, POB 455, Carmiel, Israel 20100. Proposals should be directed to the attention of the Secretary.

The Company plans to file with the Securities and Exchange Commission (the “SEC”), and mail to its shareholders a proxy statement in connection with the 2007 Annual Meeting of Shareholders, and advises its shareholders to read the proxy statement relating to the 2007 Annual Meeting of Shareholders when it becomes available, as it will contain important information. Shareholders may obtain a free copy of the proxy statement and any other relevant documents (when available) that the Company files with the SEC via the SEC’s web site at www.sec.gov. The proxy statement and these other documents, when available, may also be obtained free of charge from the Company by directing a request to the Company at 2 Snunit Street, Science Park, POB455, Carmiel, Israel 20100, Attention: Secretary.

In 2006, in accordance with the laws of the State of Florida, the Company did not deliver a proxy statement to its shareholders. Rather, all matters that required the approval of the Company’s shareholders were submitted to the holders of a majority of interest of the Company’s outstanding voting securities for written consents in lieu of a meeting. In planning for the 2007 Annual Meeting of Shareholders, the Company chose to hold the 2007 Annual Meeting of Shareholders after it had completed its planned public offering which was consummated on October 25, 2007. Accordingly, the Company determined to hold the 2007 Annual Meeting of Shareholders in early 2008 to allow for the orderly distribution of the proxy materials to its Shareholders.

The Company, its directors and named executive officers may be deemed to be participants in the solicitation of the Company’s shareholders in connection with the 2007 Annual Meeting of Shareholders. Shareholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended, and in the other filings by the Company with the SEC.

About Protalix BioTherapeutics, Inc.

Protalix is a biopharmaceutical company. Its goal is to become a fully integrated biopharmaceutical company focused on the development and commercialization of proprietary recombinant therapeutic proteins to be expressed through its proprietary plant cell based expression system. Protalix’s ProCellExTM presents a proprietary method for the expression of recombinant proteins that Protalix believes is safe and scalable and will allow for the cost-effective, industrial-scale production of recombinant therapeutic proteins. Protalix is enrolling and treating patients in its pivotal phase III clinical trial in Israel, the United States and other locations for its lead product candidate, prGCD, for its enzyme replacement therapy for Gaucher disease, a lysosomal storage disorder in humans, and has reached an agreement with the United States Food and Drug Administration on the final design of the pivotal phase III clinical trial through the FDA’s Special Protocol Assessment (SPA) process. Protalix is also advancing additional recombinant biopharmaceutical drug development programs.

Safe Harbor Statement:

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to attract and retain partners for our technologies and products under development, the identification of lead compounds, the successful preclinical development of our products, the completion of clinical trials, the review process of the FDA, foreign regulatory bodies and other governmental regulation, and other factors described in our filings with the Securities and Exchange Commission. The statements are valid only as of the date hereof and we disclaim any obligation to update this information.

For additional information, contact Protalix BioTherapeutics at:

investors@protalix.com

AMEX IR Alliance for Protalix BioTherapeutics

Lee Roth / David Burke

212-896-1209 / 1258

lroth@kcsa.com / dburke@kcsa.com